Exhibit 99.3


                    CHARTER AIRCRAFT SERVICES AGREEMENT #(redacted)





                            Dated as of June 11, 2002



                                 By and Between

                              FLIGHTSERV.COM, INC.
                                1954 Airport Road
                                Atlanta, GA 30341
               (Hereinafter referred to as "Indirect Air Carrier")

                                       And

                                 SUNTRIPS, INC.
                               2350 Paragon Drive
                               San Jose, CA 95131
                    (Hereinafter referred to as "Charterer")





This Charter Aircraft Services Agreement ("Agreement") is made and entered into as of June 11, 2002, by and between FLIGHTSERV.COM, INC. ("Indirect Air Carrier"), having its principal place of business at 1954 Airport Road, Atlanta, GA 30341, and SUNTRIPS, INC. ("Charterer"), having its principal place of business at 2350 Paragon Drive, San Jose, CA 95131.

WHEREAS, Charterer desires to retain services of Indirect Air Carrier, and Indirect Air Carrier desires to provide aircraft and airline services as set forth more fully herein;

AND WHEREAS, Indirect Air Carrier shall contract with one or more duly certificated U.S. air carrier(s), or in the case of international flights, with authorized foreign air carrier(s) ("Airline") to provide at a minimum certain Aircraft, Crews, Insurance and Maintenance services.

NOW THEREFORE, for and in consideration of the promises and covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows.

ARTICLE 1.       CONTRACTUAL TERM AND CONDITIONS

1.01 The initial term of this Agreement shall be from July 1, 2002 to and including June 30, 2005. This Agreement may be extended beyond the initial term in two consecutive one-year options from July 1, 2005 to June 30, 2006 and from July 1, 2006 to June 30, 2007. Extension of the Agreement shall be at the Charterer's option and written notice of such extension must be provided no later than 180 days prior to the commencement date of each extension. The passenger charter flights (the "Flights") contemplated herein will commence no earlier than July 1, 2002 and will terminate no later than June 30, 2005 if no option to extend is exercised, June 30, 2006 if one option to extend is exercised, and June 30, 2007 if both options to extend are exercised.

1.02 In furtherance of Indirect Air Carrier's obligations more fully described herein, Indirect Air Carrier shall enter into one or more Passenger Charter Agreement(s) with one or more Airline(s) to provide Aircraft, Crews, Insurance and Maintenance and other services required for the safe performance of the Flights pursuant to this Agreement.

(a) Charterer and Indirect Air Carrier have entered into a Passenger Charter Agreement by and between North American Airlines ("NAA"), Flightserv and Suntrips in furtherance of Indirect Air Carrier's obligations for services for the time period July 1, 2002 through June 30, 2003. While this particular Passenger Charter Agreement is a tripartite agreement at the insistence of North American Airlines, Charterer and Indirect Air Carrier acknowledge that future charter agreements with Airlines may constitute similar tripartite agreements or may be bilateral agreements between Indirect Air Carrier and the respective Airline.

1.03 Subject to the terms and conditions of this Agreement, Charterer agrees to accept the services of Indirect Air Carrier as specified herein. Charterer also agrees to comply with applicable provisions of the U.S. Transportation Code ("USTC"), the laws, rules and regulations of any country applicable to the Flights, including without limitation all applicable orders, decisions and regulations of the United States Department of Transportation ("DOT"). 1.04 Indirect Air Carrier shall not enter into an agreement with an airline for the performance of the Flights without the prior written consent of Charterer. Indirect Air Carrier and Charterer (a) agree to execute in conjunction with any Passenger Charter Agreement acceptable to Charterer a Co-Charter Supplementary Agreement as required to comply with DOT policies applicable to co-charter operator Public Charter programs, (b) acknowledge that this Agreement is considered a Public Charter co-charter agreement under applicable DOT rules and policies, and (c) agree that operation of all Flights is subject to prior DOT acceptance of a Public Charter co-charter operator prospectus (or an amendment to such prospectus, as the case may be) covering such Flights.

ARTICLE 2.        CHARTER PRICE AND SERVICES

2.01 In consideration for the services rendered by Indirect Air Carrier, Charterer agrees to pay the Charter Price to the depository account of Indirect Air Carrier in full in U.S. Dollars no later then fourteen (14) days prior to departure in accordance with this Agreement and, if applicable, Mexican Passenger Taxes, Federal U.S. Transportation Taxes, U.S. Departure and Arrival Taxes, U.S. Customs and Immigration Passenger Arrival Taxes, Passenger Facilitation Charges, Security fees, and U.S. Agriculture Department Taxes as required and listed in Exhibit 1.

2.02     In consideration for payment of the Charter Price as provided n Section

2.01 hereof, Indirect Air Carrier shall perform or shall cause to be performed the following services for each Flight:

a.       Aircraft Services, including but not limited to:
     i.       Aircraft operating certificate
     ii.      Aircraft lease costs including reserves
     iii.     Aircraft Dispatch
     iv.      Aviation fuel subject to Article 3.02

b.       Flight Crew Services, including but not limited to:
     i.       Cockpit and Cabin crews and crew training
     ii.      Cockpit and Cabin crew per diem, hotel accommodations and catering
c.       Aviation Insurance, including but not limited to:
     i.       Hull All Risk, War Risk and Allied Perils Insurance
     ii.      Aircraft Third Party, Passenger, Passenger Baggage Liability
              Insurance
     iii.     Third Party Legal Liability Insurance
d.       Aircraft Maintenance, including but not limited to:
     i.       Flight and Maintenance costs
     ii.      Spare supplies
     iii.     GPU costs when necessitated by inoperative APU
e.       Aircraft and Traffic Handling, including but not limited to:
     i.       Ground Handling and Landing Fees
     ii.      Airport slots, Landing rights and En-route charges
     iii.     Aircraft Parking and Ramp
     iv.      Traffic rights and government filings
     f.       Passenger Services, including but not limited to:
     i.       Passenger and baggage check-in
     ii.      Baggage Handling
     iii. Airport passenger taxes that by government regulation are to be paid by the Carrier.
     iv. In-flight meals of a kind and quality set forth in Attachment B to this Agreement
     v.       Aircraft air-conditioning or heating as required
     vi. Aircraft supplies, pillows, pillowcases, blankets, seat maps and other dry goods
     vii. Purchase, lease of onboard in-flight entertainment movies and headsets
     viii. Passenger delay costs, Interrupted trip expense and Sub-service Subject to Article 16
     ix. Baggage tracing and liability (Subject to Article 6), agent and client contact
     x. Traffic stationary, meal vouchers, baggage tags, delayed baggage forms, damage baggage forms; Immigration and other government forms for Aircraft passengers and crews;
     xi.      Aircraft interior deep cleaning and other aircraft cleaning

2.03 The Charter Price does not include any charges, expenses or costs not mentioned in Article 2.02, including the following and Passenger Taxes and Fees and other charges as more fully described in Exhibit 1: (a) US Federal Transportation Departure, Arrival and Security Taxes (b) Customs and Immigration Fees and US Agricultural Taxes (c) Passenger Facility Charges (d) Mexican Taxes and Airport Passenger Fees (e) Aircraft Passenger Insurance Surcharges (f) Passenger visas, security screening fees, international airport and airport passenger taxes 2.04 Subject to Charter Price Escalations permitted in this Agreement, during the period from July 1, 2002 through June 30, 2003, the Charter Price for a B757-200 based at Oakland International Airport (OAK) with a minimum 214 seats shall be as listed below. Charterer shall pay the Charter Price for the Base Seats only. The Charterer shall be permitted to sell all remaining seats, and shall bear full marketing responsibility and expense for all seats on all Flights. For each Additional Seat occupied on the outbound portion of any Round-trip Rotation, the Charterer shall pay Indirect Air Carrier the Additional Seat Price no later then seven (7) days after use of such Additional Seat. Any payments under this Section 2.04 shall be paid directly by Charterer to such account as is specified in writing by Indirect Air Carrier.


------------------------------- -------------- --------------- --------------- --------------- --------------
Round-trip Rotation             Base Seats     Charter         Seat            Additional      Block
                                               Price           Price           Seat Price      Hours
------------------------------- -------------- --------------- --------------- --------------- --------------
------------------------------- -------------- --------------- --------------- --------------- --------------
OAK-CUN-OAK                     175            (redacted)      (redacted)        (redacted)     10.67
------------------------------- -------------- --------------- --------------- --------------- --------------
------------------------------- -------------- --------------- --------------- --------------- --------------
OAK-PVR-OAK                     175            (redacted)      (redacted)        (redacted)      7.17
------------------------------- -------------- --------------- --------------- --------------- --------------
------------------------------- -------------- --------------- --------------- --------------- --------------
OAK-SJD-OAK                     175            (redacted)      (redacted)        (redacted)      6.00
------------------------------- -------------- --------------- --------------- --------------- --------------
------------------------------- -------------- --------------- --------------- --------------- --------------
CUN-DEN-CUN                     175            (redacted)      (redacted)        (redacted)      7.67
------------------------------- -------------- --------------- --------------- --------------- --------------
------------------------------- -------------- --------------- --------------- --------------- --------------
PVR-DEN-PVR                     175            (redacted)      (redacted)        (redacted)      6.33
------------------------------- -------------- --------------- --------------- --------------- --------------


2.05 Charterer may elect to operate  Round-trip  Rotations not listed in Article
2.04. In the event that Charterer elects to operate Round-trip Rotations, Charterer and Indirect Air Carrier shall negotiate the Charter Price. Indirect Air Carrier agrees that, subject to the Charterer's discretion, the pricing will include 175 Base Seats. Indirect Air Carrier and Charterer further agree the same methodology will be used to calculate any new Round-trip Rotation Charter Prices as was used to calculate the existing Round-trip Rotation Charter Prices.

ARTICLE 3.        CHARTER PRICE ESCALATIONS

3.01 Indirect Air Carrier and Charterer agree to conduct a joint annual review of the pricing set forth above each year during the term of this Agreement. Such review shall be completed on or before April 1st of each year and any resulting price adjustments shall be effective July 1 of each year. Any resulting increase in pricing shall exclude the effect of aviation fuel costs, which shall only be escalated pursuant to Article 3.03 and 3.04 below. Any increase in pricing under this Article 3.01 shall not exceed:

                    ------------------------- ---------------------------------------
                    On July 1 of:             The charter pricing may be increased
                                              by no more than:
                    ------------------------- ---------------------------------------
                    ------------------------- ---------------------------------------
                    2003                      CPI (All Items)
                    ------------------------- ---------------------------------------
                    ------------------------- ---------------------------------------
                    2004                      CPI (All Items) + 3 Percent
                    ------------------------- ---------------------------------------
                    ------------------------- ---------------------------------------
                    2005                      CPI (All Items)
                    ------------------------- ---------------------------------------
                    ------------------------- ---------------------------------------
                    2006                      CPI (All Items) + 3 Percent
                    ------------------------- ---------------------------------------

For the purposes of this Agreement, "CPI" shall mean the National Consumer Price Index for Urban Wage Earners and Clerical Workers, as produced by the U.S. Bureau of Labor Statistics.

3.02 Notwithstanding the limitations set forth in Article 3.01, the Charter Price (hereinafter inclusive of any Additional Seat Price that may then be in effect) set forth in this Agreement is subject to increases/decreases in aviation insurance, including Hull All Risks, Hull War, Allied Perils, Aircraft Third Party, Passenger, Passenger Baggage, Cargo, Mail or Aviation General Third Party Legal Liability Insurance. Further, the Charter Price set forth in this Agreement is subject to increases/decreases in aviation taxes and user fees, provided that Indirect Air Carrier shall provide Charterer with written notice of such increases/decreases in accordance with Section 6.04 hereof. Any increases/decreases shall not be greater then the actual increase/decrease incurred in the operation of Flights.

3.03 The Charter Price set forth in this Agreement is subject to any increase/decreases in the price of fuel of 5% over or below the base fuel price specified in the Passenger Charter Agreement with the carrier ("Base Fuel Price"), plus any applicable taxes and fees. The formula used in determining the amount of any increase to be paid by Charterer shall be as follows: for each one
(1) cent increase in the cost of aviation fuel from the Base Fuel Price, Charterer agrees to pay Indirect Air Carrier the amount of eleven dollars US ($11) per block hour. For each one (1) cent decrease in the cost of aviation fuel below the Base Fuel Price, Indirect Air Carrier agrees to reduce the Charter Price by the amount of eleven dollars US ($11) per block hour. Indirect Air Carrier shall arrange for aviation fuel though Charterer's designated fuel agent.

3.04 The Charter Price set forth in this Agreement includes aviation fuel that is based on an assumed average aircraft fuel burn rate of 1100 gallons per block hour. During the period from July 1, 2002 through September 30, 2002 ("Evaluation Period"), the actual average aircraft fuel burn rate per block hour shall be calculated. As to all flights operating October 1, 2002 and thereafter, the Charter Price shall be adjusted to reflect the actual aircraft fuel burn rate experienced during the Evaluation Period; provided, that upon any change in Airline or aircraft type, the procedure described in this Article 3.04 shall be repeated.

ARTICLE 4.    AIRCRAFT UTILIZATION GUARANTEE



4.01 During each July 1-June 30 annual period during the term hereof, Charterer shall pay Indirect Air Carrier in the manner specified in this Agreement the Charter Price multiplied by (redacted) block hours (the "Utilization Guarantee"). In the event that Charterer elects to cancel any flight or series of flights and the projected total Block Hours during the July 1-June 30 period in which the Flight cancellation occurs will not meet or exceed the Utilization Guarantee, upon such cancellation the Charterer shall pay to Indirect Air Carrier a Utilization Penalty for each hour cancelled as follows (provided, however, that no Utilization Penalty is payable for any July 1-June 30 period for which Indirect Air Carrier fails to enter into a Passenger Charter Agreement acceptable to Charterer):


                    ---------------------------- ------------------------------------
                    If the Scheduled             Then the Utilization Penalty per
                    Utilization is:              cancelled Hour shall be:
                    ---------------------------- ------------------------------------
                    ---------------------------- ------------------------------------
                    (redacted)                   (redacted)
                    ---------------------------- ------------------------------------
                    ---------------------------- ------------------------------------
                    (redacted)                    (redacted)
                    ---------------------------- ------------------------------------


4.02 Indirect Air Carrier shall use the same methodology to calculate the Block Hours for any new rotations or flights as was used to calculate the Block Hours for flights initially scheduled to operate pursuant to this Agreement.

4.03 In the event that any of the Flights under this Agreement are performed by a Boeing 757 aircraft operated by Pace Airlines, Inc., and the utilization of such aircraft for the Flights exceeds 275 block hours in any one calendar month, then the following credits shall apply to offset any utilization guarantees required in that certain Aircraft Charter Agreement between Indirect Air Carrier and Vacation Express Holdings:


---------------------------------------- -------------------------------------
If the monthly utilization is:           Then the Vacation Express Holding
                                         credit is:
---------------------------------------- -------------------------------------
---------------------------------------- -------------------------------------
301+ hours                               75 hours per month
---------------------------------------- -------------------------------------
---------------------------------------- -------------------------------------
275-300 hours                            37.5 hours per month
---------------------------------------- -------------------------------------

ARTICLE 5.        FLIGHT CANCELLATIONS

5.01 In the event that Charterer cancels one or more Flights, and the Charterer has scheduled sufficient Flights to ensure that the Utilization Guarantee is met or exceeded during the July 1-June 30 period in which the Flight cancellation occurs, no Cancellation Penalty shall be due, provided however, that such cancellation is made at least thirty (30) days prior to departure. In the event that such cancellation is made less then thirty (30) days prior to departure, the following cancellation penalty shall be due within fifteen (15) days of written notice from Indirect Air Carrier. Any Cancellation Penalty payable by Charterer to Indirect Air Carrier shall be reduced by any Cancellation Penalty amounts paid previously or subsequently by Charterer directly to NAA or other direct air carrier in connection with the Flights.

         --------------------------------------- -----------------------------------------------
         If the Cancellation is made:            Then the Cancellation Penalty shall be:
         --------------------------------------- -----------------------------------------------
         --------------------------------------- -----------------------------------------------
         Between 30 and 11 days prior to 50% of the Charter Price less fuel, ground departure handling and landing fees.
         --------------------------------------- -----------------------------------------------
         --------------------------------------- -----------------------------------------------
         Between 10 and 0 days prior to          100% of the Charter Price less fuel, ground
         departure                               handling and landing fees.
         --------------------------------------- -----------------------------------------------


5.02 Any Cancellation Penalties paid by the Charterer shall be applied to the Utilization Guarantee at the rate of $(redacted) per Block Hour of Utilization Guarantee. In the event that Charterer has paid Indirect Air Carrier a Utilization Penalty under this Agreement, and the Charterer subsequently elects to add new flights scheduled to operate during the same July 1-June 30 period to which the Utilization Penalty payment(s) applied, then (redacted) or (redacted) per Block Hour, as the case may be, shall be credited by the Indirect Air Carrier toward the Charter Price for such new flights from such Utilization Penalty amounts previously paid by the Charterer.

ARTICLE 6.        MISCELLANEOUS

6.01 The Charterer may elect to terminate this Agreement and the North American Airlines Passenger Charter Agreement ("NAAPCA") due to an event that severely impacts travel demand, as defined in and on the basis prescribed by the NAAPCA. Upon such termination Charterer shall be required to pay Airline an early termination fee of $1,000,000 USD as set forth in the NAAPCA; Indirect Air Carrier shall have no responsibility for the payment of such early termination fee or any portion thereof. However, in the event that Charterer elects under this Article 6.01 to terminate this Agreement and the NAAPCA and pays Airline the early termination fee, no fee or Cancellation Penalty shall be due Indirect Air Carrier for the termination of this Agreement.

6.02 Charterer is required to furnish to North American Airlines an irrevocable Letter of Credit in the amount of $500,000; similar Security Deposits may be required in the context of flights to be operated by such other Airline(s) as may be contracted in the future by Indirect Air Carrier (and/or Charterer) in furtherance of this Agreement (the "Security Deposit"). This Security Deposit will serve as security for the faithful performance by Charterer of any and all its obligations under the NAAPCA. Except as provided in this Article 6.02, no separate or additional security deposit shall be required of Charterer pursuant to this Agreement other than the Security Deposit in favor of NAA or such other Airline(s).

6.03 Charterer agrees that all limitations of an Airline's liability and related provisions set forth in such Airline's contract with Indirect Air Carrier shall apply with equal force and effect to Charterer as to Indirect Air Carrier. To the extent Charterer is not a party to the Indirect Air Carrier/Airline contract, Indirect Air Carrier shall cause a complete copy of the terms of such contract, with all pricing/financial data redacted, to be furnished to Charterer so as to assure that Charterer has notice of all such limitations and Charterer's corresponding responsibilities to provide notice thereof to passengers.

6.04 Any notice, request or other communication between Charterer and Indirect Air Carrier required, provided for, or permitted hereunder shall be in writing and shall be sent by certified/registered mail (with return receipt requested) or overnight delivery as set forth below, or to such other address as either party may hereafter designate by notice to the other party. Any communication mailed shall be deemed received the fifth (5th) day after mailing. Communication by facsimile or e-mail shall be deemed received only upon receipt of original documents sent by certified/registered mail (with return receipt requested) or overnight delivery.

------------------------------------- ----------------------------------
If to Indirect Air Carrier:           If to Charterer:
------------------------------------- ----------------------------------
------------------------------------- ----------------------------------
Flightserv.com                        Suntrips
1954 Airport Road, Suite 203          2350 Paragon Drive
Atlanta, GA 30341                     San Jose, CA 95131

Attn. Mr. Kent Elsbree                Attn. Mr. Andrew Dawson
President                             President
kelsbree@flightserv.com               adawson@suntrips.com
------------------------------------- ----------------------------------

6.05 This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance. 6.06 Charterer is the primary beneficiary of that certain Passenger Charter Agreement dated as of June 11, 2002 with NAA (the "NAA Agreement") and Indirect Air Carrier acknowledges that any rights exercisable by Charterer as defined under the NAA Agreement shall be exercisable by Charterer in its sole discretion.

6.07 In the event of a breach by Indirect Air Carrier of this Agreement, Charterer, in addition to all of its other rights and remedies at law or in equity, shall have the right to terminate this Agreement and enter into an agreement directly with NAA or Airline. In the event of a termination of this Agreement pursuant to this Section 6.07, Indirect Air Carrier agrees that its shall assign to Charterer all its rights and interests under the Passenger Charter Agreement with NAA or any other agreement with another Airline for the performance of the Flights.


ARTICLE 7:                 INSURANCE

7.01 During the Term of this Agreement, Indirect Air Carrier shall require and cause Airline at its sole cost and expense to maintain the following insurances to the reasonable satisfaction of Indirect Air Carrier and Charterer and through such insurance brokers as Charterer and Indirect Air Carrier shall deem appropriate and Airline finds reasonably acceptable:

a. Hull All Risks insurance covering the Aircraft against all risks of loss or damage on an agreed value basis. Such insurances shall provide a waiver of insurer's rights of subrogation against Indirect Air Carrier, Charterer, Suntrips, Inc., My Travel, plc and their respective directors, officers, agents, servants and employees; as directly related to the operation of this contract.

b. Aircraft Third Party, Passenger, Passengers Baggage, Cargo and Aviation General Third Party Legal Liability for a Combined Single Limit (Bodily Injury/Property Damage) of USD 500,000,000 for one occurrence and in the aggregate in respect of products legal liability. Such insurance shall include war and allied perils coverage in accordance with standard industry practice, for those perils excluded by War, Hijacking and Other Perils Exclusion Article AVN48B or any modification or substitution thereof for the time being in force.

7.02     Such Insurance shall -

a. Include Indirect Air Carrier, Charterer and its respective directors, officers, agents, servants and employees as additional assureds (the "Additional Assured") for their respective rights and interests;
b. Provide that all provisions, except the limits of liability, shall operate in the same manner as if there were a separate policy issued to each assured.

c. Be primary and without right of contribution from any other insurance which may be available to or maintained by the Additional Assured.
d. Provide for not less than thirty (30) days prior written notice of cancellation or material alteration of the insurances to be given to Charterer except that in the case of war and allied perils such period of notice shall be seven (7) days or such lesser period as may be available in accordance with policy conditions. Notice will not however be given at normal expiry date or in the event of non-renewal.

7.02 Prior to the commencement of this Agreement, and on each and every renewal of the insurances during the Term of this Agreement, Indirect Air Carrier shall provide or shall cause to be provided to Charterer, in form reasonably satisfactory to the Additional Assured, certificates of insurance evidencing Airline's compliance with the foregoing requirements.


ARTICLE 8:                 BAGGAGE

8.01 Indirect Air Carrier shall issue and deliver to each Passenger, or shall cause Airline to issue and deliver to each Passenger a standard form of baggage check. The following baggage allowances shall apply to each Passenger being transported under the terms of this Agreement. Free baggage allowance, per Passenger, on all flights, domestic or international, shall be a maximum of two
(2) checked bags having linear dimension (length plus width plus height) not to exceed 62 inches and 55 inches. Maximum weight of checked baggage shall not exceed 50 pounds. A maximum of one (1) carry-on bag, not to exceed 45 inches in overall dimensions (provided the height does not exceed seven inches) per Passenger, shall be permitted in the passenger cabin. Additional baggage may not be accepted, subject to space, weight and other operational requirements, and Indirect Air Carrier will not be liable or responsible for its refusal to accept any baggage and/or carry-on baggage or articles presented by the passenger in excess of the baggage allowance stated herein. Airline's baggage allowance applies to all Flights operated under this Agreement.

8.02 Indirect Air Carrier will accept for transportation as checked baggage such personal property as is necessary or appropriate for the wear, use or convenience of the passenger for the purposes of the trip, subject to the condition that Indirect Air Carrier may refuse to accept checked baggage for transportation on any flight other than the one on which the Passenger is to be transported.

8.03 Indirect Air Carrier will not accept liability for any loss or damage to any carry-on bags. Indirect Air Carrier will accept liability, to the extent required by law, only for the checked baggage presented by Passenger and for which a baggage receipt is presented as proof of check-in.

8.04 Indirect Air Carrier will accept cloth, canvas, vinyl and generally any soft-sided bag as Passenger's checked baggage but accepts absolutely no responsibility or liability for damage to this type of baggage. Acceptance of this type of soft sided baggage by the Indirect Air Carrier shall be at the Passenger's own risk.

8.05 Money, negotiable papers, securities, vital medicines, jewelry, silverware, precious metals, sporting equipment, cameras, lenses, radios, computers, electronic equipment or other similar valuables will not be accepted as checked baggage and Indirect Air Carrier will not be responsible or liable for injury resulting from the theft, loss, damage to or delay of such valuables which are included in the Passenger's checked baggage.

8.06 All vital medicines including insulin, pills, and any other medications will not be accepted as checked baggage and must be hand-carried by the Passenger. Indirect Air Carrier will not be liable for any medical complications and/or expenses incurred by Passengers as a result of any medicines and medications being included in Passengers' checked baggage and not readily available while in transit.

8.07 Indirect Air Carrier will refuse to accept the following articles for transportation unless advance written arrangements have been made and accepted by Indirect Air Carrier: (a) firearms and ammunition, pets; (b) any flammable liquids, corrosives, compressed gases, as baggage or otherwise, or any other articles not suitably packed for transportation in the aircraft; (c) any article listed in the Technical Instruction For The Safe Transport of Dangerous Goods By Air, approved and published by decision of the Council of International Civil Aviation Organization (ICAO); (d) any article listed in the Official Air Transport Restricted Articles Tariff and any revisions thereto of reissues thereof, issued by Airline Tariff Publishing Company. Any such article will be accepted only in conformity with the above-named tariff and ICAO instructions. In addition, carriage of compressed gases in aerosol cans, such as hair sprays, shaving cream and deodorants are limited to 32 ounces per passenger with a maximum of 16 ounces per container.

8.08 Indirect Air Carrier's liability for loss of, damage to or delay in the delivery of Passengers' checked baggage shall be limited to the following: (a) on Domestic flights, liability, if any, shall not exceed the actual cash value of the property to a maximum liability of $2,500.00 U.S., or such other amount as may be required by Part 254 of the DOT Economic regulations for each ticketed Passenger; (b) on International flights, including domestic portions of international journeys, liability, if any, shall be limited to approximately $20.00 US per kilogram ($9.07 US per pound) of the actual cash value of property up to a maximum of 60 pounds for each ticketed Passenger. If the weight of the Passenger checked baggage is not endorsed on the baggage check, it shall be conclusively presumed that the total weight of the checked baggage is the maximum weight of 60 pounds accepted by the Indirect Air Carrier. Higher Valuation insurance coverage of checked baggage is not provided by the Indirect Air Carrier. Passengers desiring additional insurance coverage above the Indirect Air Carrier's baggage liability limits as stated herein should obtain such insurance coverage from a private insurance carrier.

8.09 Indirect Air Carrier is not a party or participant to any passenger interline or baggage transfer agreement with any other commercial or private air carrier, transportation company (i.e.; bus, taxi, limousine, delivery service, shipping line, transfer company, etc.) resort, hotel, individual or any other entity. Any transfer of baggage to or from Indirect Air Carrier's flights by any such carrier, transportation company, resort, hotel individual or other entity, with or without the consent of the Passenger, shall be at Passenger's risk. Indirect Air Carrier's responsibility for checked baggage shall commence upon acceptance and issuance of Indirect Air Carrier's baggage receipt at check-in and shall terminate upon return of checked baggage to the Passenger at the designated baggage claim area at the destination airport.

8.10 All incidents of missing or damaged baggage must be reported to the Indirect Air Carrier's airport representative by the passenger, in person, prior to leaving the airport terminal. Checked baggage taken from the airport terminal will be deemed to have been received by the Passenger in good condition and no baggage claim will be accepted after baggage has been removed from the airport terminal.

8.11 Charterer agrees to make best efforts to inform its Passengers of Indirect Air Carrier's baggage policies, baggage allowances and baggage liability indicated in Article 8.1 - 8.10 herein and to include such information in every contract between Charterer and the Passengers.


ARTICLE 9:        DELAY AMENITY

9.01 Indirect Air Carrier shall make every reasonable effort to maintain the highest level of on-time performance. In any given month, no more than 10% of the departures under this Agreement will be delayed due to inactions/actions of Indirect Air Carrier's ground handling agents/subcontractors being the primary cause of the said delay. In the event that the percentage increases above 10% in any given month, Indirect Air Carrier shall reduce the Charterer Price $500 for the affected flight delayed more than 30 minutes.

9.02 Indirect Air Carrier shall make every reasonable commercial effort to maintain a greater than 85% on-time performance as related to mechanical reliability and staff performance. Flights that depart within 30 minutes of scheduled departure time shall be considered on-time. In the event that the on-time departure performance falls below 85% for a calendar month for reasons other then Force Majeure or as a result of the actions or inactions of Charterer, Indirect Air Carrier shall have 14-days to cure such problem. In the event that Indirect Air Carrier does not cure such problem, Charterer shall have the right reduce by 2% the Charter Price of each flight that (i) was directly affected by such problem and (ii) caused the Indirect Air Carrier's on-time departure performance to fall below 85% in the relevant calendar month. Non controllable flight delays shall be excluded from the calculation of on-time performance set forth in Article 9.

9.03 Indirect Air Carrier will not be responsible for delays that shorten the stay at destination of the passenger, as the Indirect Air Carrier's limit of obligation is to provide transportation. In the event of a flight delay of four
(4) hours or more Indirect Air Carrier will provide amenities as per Attachment
D. In the event of a delay exceeding 12 hours for reasons other than Force Majeure, the Indirect Air Carrier authorizes Charterer to issue a $100 travel voucher to affected passengers. All travel vouchers shall have no cash value and are non-transferable. The Indirect Air Carrier and the Charterer shall equally share the responsibility of the cost of the voucher on a 50/50 basis. Each voucher shall be valid for travel on a future flight of the Charterer when operated by the Indirect Air Carrier. In regards to the travel vouchers, Charterer shall:

a. Advise Indirect Air Carrier within two business days of its intention to issue vouchers and provide a passenger manifest of the affected passengers;

b. Invoice the redeemed vouchers on a monthly basis no more than 60 days after the new travel date. The invoice should state passenger name, date of originally affected flight and date of redeemed flight.

ARTICLE 10:                FORCE MAJEURE

Neither party accepts liability and shall not be held responsible for any loss, cancellation of flight(s) or delay resulting from force majeure, including, but not limited to, war, terrorist or warlike acts, hostilities, riots, civil commotions, arrest or restraint by or under the order of any government (whether civil, military or defacto, whether public or local authority), unavailability of war risk/terrorism insurance,quarantine restrictions, strikes, lockout actions or labor disturbances that prevent the physical or legal operation of the aircraft. In case of strikes, lockout actions or labor disturbances resulting from disputes between the Indirect Air Carrier and its employees, the Indirect Air Carrier reserves the right to terminate or cancel wholly or in part any Flight or series of Flights, as stipulated in the respective Charter Contract(s); notice must be given no less than twenty four (24) hours prior to the agreed commencement of the flight(s) concerned. In the event of such termination or cancellation, the contracting parties will reach a separate agreement on the sharing of costs and expenses resulting from the return transportation of inbound passengers as soon as the reason for the non-performance or interruption of the flight(s) is no longer valid. In no event will Indirect Air Carrier be able to rely on the benefit of the exclusions listed within this clause unless it can be demonstrated that the exclusion on which they seek to rely is outside their reasonable control. Further, there shall be no obligation for either party to pay or perform during the period in which Force Majeure exists. Finally, the party not directly affected by the Force Majeure (the "Victim") shall have the right to contract with a third party whilst the Force Majeure period exists. Provided such extended period is commercially necessary, the Victim shall be free to contract with a third party beyond the length of the Force Majeure if so necessary, without penalty to that Victim. As such, if for example Airline's pilots were on strike for one month, and it was both reasonable to assume that the delay would last a reasonable length of time and it was the only deal available, Charterer would be able to contract with a third party airline to fly for a period of two (2) months with no penalty to Charterer and with no payment being made to Indirect Air Carrier or Airline during this period. In no event will Indirect Air Carrier or Charterer be liable for damages of any kind arising out of or related to any cancellation or delay excusable herein.


IN WITNESS WHEREOF, Indirect Air Carrier and Charterer have caused this Agreement to be executed by their duly authorized representatives on the date shown below.

     For Indirect Air Carrier:                              For Charterer:

     ---------------------------------------------          -----------------------------------------------
     ---------------------------------------------          -----------------------------------------------
     Signature                                              Signature

     ---------------------------------------------          -----------------------------------------------
     ---------------------------------------------          -----------------------------------------------
     Name (Printed)                                         Name (Printed)

     ---------------------------------------------          -----------------------------------------------
     ---------------------------------------------          -----------------------------------------------
     Title                                                  Title

     ---------------------------------------------          -----------------------------------------------
     ---------------------------------------------          -----------------------------------------------
     Date                                                   Date



                                                          EXHIBIT 1


                      incorporated as part of Charter Aircraft Services Agreement #(redacted) by and between:


              FLIGHTSERV.COM, INC.                                                    SUNTRIPS, INC.
          1954 Airport Road, Suite 203                                              2530 Paragon Drive
               Atlanta, GA 30341                                                    San Jose, CA 95131
            Telephone: 770-986-9791                                          Telephone: 408-432-1101 ext 7500
            Facsimile: 770-986-9792                      And                     Facsimile: 408-457-9275
             Contact: Kent Elsbree                                                Contact: Andrew Dawson



Taxes/Fees (as of June 5, 2002)                  Amount       Incl?*   Unit                         Payee
------------------------------------------------ ------------ -------- ---------------------------- ------------
------------------------------------------------ ------------ -------- ---------------------------- ------------
US International Departure Tax                   $13.20       No       US Int'l Dep. Pax            IRS
US International Arrival Tax                     $13.20       No       US Int'l Arr. Pax            IRS
US APHIS                                         $3.10        No       US Int'l Arr. Pax            IRS
US Immigration                                   $7.00        No       US Int'l Arr. Pax            IRS
Mexican DNI (Tourist Immigration)**              $21.62       No       Mex Int'l Arr. Pax           Flightserv
Mexican DSM (Immigration)**                      $4.33        No       Mex Int'l Arr. Pax           Flightserv
Mexican TUA (Passenger Departure)**              $15.84       No       CUN Int'l Dep. Pax           Flightserv
Mexican TUA (Passenger Departure)**              $17.83       No       PVR Int'l Dep. Pax           Flightserv
Mexican TUA (Passenger Departure)**              $17.25       No       SJD Int'l Dep. Pax           Flightserv
US September 11 Security Fee                     $2.50        No       US Dep. Pax                  Flightserv
Mexico Peak-time Departure Surcharge             $175.00      No       Per Mex. A/C Departure       Flightserv
Passenger Insurance Surcharge                    $437.50      No       Per A/C Round-trip           Flightserv
Passenger Facility Charge                        $3.00        No       OAK Dep. Pax                 Flightserv
International Arrivals Building                  $7.00        Yes      OAK Int'l Arr. Pax           N/A
Passenger Facility Charge                        $4.50        No       DEN Dep. Pax                 Flightserv
International Arrivals Building                  $5.82        Yes      DEN Int'l Arr. Pax           N/A

All amounts payable to Flightserv shall immediately become payable to Airline or proper authority. Prices are subject to change depending upon government, airport, or terminal imposition of charges.

* Included in Charter Price
** Based on exchange rate of 9.01 Peso = 1.00 USD


     For Indirect Air Carrier:                              For Charterer:

     ---------------------------------------------          -----------------------------------------------
     ---------------------------------------------          -----------------------------------------------
     Signature                                              Signature

     ---------------------------------------------          -----------------------------------------------
     ---------------------------------------------          -----------------------------------------------
     Name (Printed)                                         Name (Printed)

     ---------------------------------------------          -----------------------------------------------
     ---------------------------------------------          -----------------------------------------------
     Title                                                  Title

     ---------------------------------------------          -----------------------------------------------
     ---------------------------------------------          -----------------------------------------------
     Date                                                   Date



                                                          EXHIBIT 2

                      incorporated as part of Charter Aircraft Services Agreement #(redacted) by and between:

              FLIGHTSERV.COM, INC.                                                    SUNTRIPS, INC.
          1954 Airport Road, Suite 203                                              2530 Paragon Drive
               Atlanta, GA 30341                                                    San Jose, CA 95131
            Telephone: 770-986-9791                                          Telephone: 408-432-1101 ext7500
            Facsimile: 770-986-9792                      And                     Facsimile: 408-457-9275
             Contact: Kent Elsbree                                                Contact: Andrew Dawson


------------------------------- ---------------------------
Round-trip Rotation             Menu
------------------------------- ---------------------------
------------------------------- ---------------------------
OAK-CUN-OAK                     Supreme Snack
------------------------------- ---------------------------
------------------------------- ---------------------------
OAK-PVR-OAK                     Grand Snack
------------------------------- ---------------------------
------------------------------- ---------------------------
OAK-SJD-OAK                     Grand Snack
------------------------------- ---------------------------
------------------------------- ---------------------------
CUN-DEN-CUN                     Grand Snack
------------------------------- ---------------------------
------------------------------- ---------------------------
PVR-DEN-PVR                     Grand Snack
------------------------------- ---------------------------

SAMPLE CATERING MENU ** Subject to Catering Availability and Monthly Catering Rotations
--------------------------- -------------------------------------- ------------------------------------------
                            AM Departures                          PM Departures
--------------------------- -------------------------------------- ------------------------------------------
--------------------------- -------------------------------------- ------------------------------------------
Grand Snack                 Nabisco Wheat Crackers                 Carr's Water Crackers
                            Le Petite Fromage Cheese Cup           Le Petite Fromage Cheese Cup
                            Quaker Fruit and Oatmeal Bar           Gristmill Strawberry Bar
                            Sunmaid Raisins                        Sunmaid Raisins
                            Oero Cookie - 2 pack                   Three Musketeer Candy Bar
--------------------------- -------------------------------------- ------------------------------------------
--------------------------- -------------------------------------- ------------------------------------------
Supreme Snack            1/2 Hoggie                            1/2 Hoggie
                            Nabisco Wheat Crackers                 Carr's Water Crackers
                            Le Petite Fromage Cheese Cup           Le Petite Fromage Cheese Cup
                            Quaker Fruit and Oatmeal Bar           Gristmill Strawberry Bar
                            Sunmaid Raisins                        Sunmaid Raisins
                            Oero Cookie - 2 pack                   Three Musketeer Candy Bar
--------------------------- -------------------------------------- ------------------------------------------


     For Indirect Air Carrier:                              For Charterer:

     ---------------------------------------------          -----------------------------------------------
     ---------------------------------------------          -----------------------------------------------
     Signature                                              Signature

     ---------------------------------------------          -----------------------------------------------
     ---------------------------------------------          -----------------------------------------------
     Name (Printed)                                         Name (Printed)

     ---------------------------------------------          -----------------------------------------------
     ---------------------------------------------          -----------------------------------------------

     Title                                                  Title

     ---------------------------------------------          -----------------------------------------------
     ---------------------------------------------          -----------------------------------------------
     Date                                                   Date


                     Summary of Suntrips Program Operations
                 Oakland Based 757-200 with 175min/215max Seats
                       Operated by North American Airlines

Excerpt from Suntrips and flightserv contract - last page of routes and prices schedule as of August 2002. Note that the schedule of routes and prices is modified from time to time based upon changes in the flight schedules. The Company assumes no obligation to update this information.
                                                                   Annual
--------------------------------------------------------------------------------
Suntrips Price
                   Base Rotation*       (table detail redacted)   $20,802,600
                   Surcharges           (table detail redacted)      $318,500
                                                                  -----------
                     Rotation Total     (table detail redacted)   $21,121,100
                                                                  ===========

North American Cost
                   Base Rotation        (table detail redacted)

Flightserv Margin

* Prior to fuel consumption surcharge